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                                                                   Exhibit 10.26

                  [Letterhead of Commerce Funding Corporation]

March 7, 1997

Richard Young
Vice President
TeleCommunication Systems, Inc.
275 West Street  Ste 400
Annapolis, MD   21401-1740

Dear Mr. Young:

In reference to your working capital requirements, Commerce Funding Corporation ("CFC") offers to provide the following:

        Collateral:                          First place security interest of all accounts
                                             receivables now or hereafter due debtor.

        Funding:                             92% Advance against all verified invoices
                                             pertaining to assigned contracts.

        Facility Size:                       $8,000,000

        Interest Rate:                       Prime Plus 1.5%

        Processing Fee:                      .55% on invoice amount per 45 days, to be
                                             prorated on a daily basis after 45 days.

        Due Diligence Fee:                   $2,500

        Minimum Commitment:                  Length of term loan

        Invoice Signoffs:                    Required

        Collection Reports:                  CFC provides daily.

        Contract Administrator:              Senior personnel assigned to account.

If you accept our offer, please return a signed copy of this letter along with the due diligence fee. As we discussed, we anticipate that the initial funding will take place within 5 to 7 days of your acceptance of this offer.

Sincerely,
/s/ Gayle Dorsey
Gayle Dorsey
Sr. Vice President

/s/ Maurice Tose                                          Dated     13 Mar 97
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Telecommunication Systems, Inc.